                                                                      Exhibit 99

                        Investor Contact:  Curtis Lightburn
                                           Vice President, Investor Relations
                                           Phone:  813-829-2408 or 888-288-7658
                                           cglightburn@intermedia.com
                                           --------------------------

                           Media Contact:  Greg French
                                           Golin Harris
                                           Phone:  202-626-1156
                                           gfrench@golinharris.com
                                           -----------------------


           Intermedia Communications Announces Third Quarter Results

    Revenue Growth Accelerates as Quarterly Revenue Jumps to $234.7 Million
               EBITDA Increases 21% Sequentially to $12.3 Million


TAMPA, FL - November 1, 1999 - Intermedia Communications Inc. (NASDAQ: ICIX) today announced record revenue of $234.7 million for the quarter ended September 30, 1999, an increase of 8 percent sequentially. Consolidated EBITDA increased 21 percent sequentially to $12.3 million.

"Intermedia posted stellar results in the third quarter," said David C. Ruberg, Intermedia's president, chairman, and chief executive officer. "We have believed for a long time that we have assembled an unmatched set of assets to capitalize on the growth opportunities of the 21st century, and it is rewarding to see that we have already begun to see the financial results. Our strength in data, Internet, and Web hosting is complemented by our strength in voice services, which enables us to meet the full array of customer needs today as well as take advantage of, and drive, technological convergence."

SUMMARY OF THIRD QUARTER 1999 RESULTS

Revenue for the third quarter of $234.7 million was up 8 percent sequentially over second quarter 1999 revenue of $217.9 million.

Consolidated EBITDA (as defined below) for the third quarter was positive $12.3 million, inclusive of negative EBITDA of $13.5 million at Digex.

"In the third quarter, we saw revenue growth accelerate to 35 percent on an annualized basis versus 28 percent in the second quarter," said Robert M. Manning, Intermedia's chief financial officer. "We are driving this growth, and the increasingly positive financial performance in our core business, through our focus on high growth, high margin services and substantially improved operating efficiencies."

On August 4th, Intermedia's majority-owned Digex (NASDAQ: DIGX) subsidiary completed an initial public offering (IPO) of its common stock. Gross proceeds of $195.5 million were raised by issuing 18.7 percent of Digex to the public, with Intermedia retaining 81.3 percent ownership of Digex.

REVENUE ANALYSIS

Enhanced Data and Internet Services

Enhanced Data and Internet services continued its strong growth. Revenue for the third quarter of 1999 was $75.7 million, an increase of 59 percent over third quarter 1998 and an increase of 14 percent sequentially.

Revenue grew sequentially in all categories, and was led by revenue growth at Digex, which grew 28 percent sequentially to $16.1 million in the third quarter of 1999 versus $12.6 million in the second quarter of 1999, and was up 158 percent over the third quarter of 1998. Frame relay and ATM revenue also grew at double digit rates sequentially, as a function of increases in managed services as well as nodes in service.

"Intermedia has demonstrated leadership in the data and Internet arena," said Manning. "Digex is the leader in the managed Web hosting and applications outsourcing arena. Intermedia is one of the top 3 providers of nationwide frame relay service, and our high speed, fiber optic Internet network has been rated number one in key areas such as download time, customer satisfaction and security by Boardwatch magazine, Telechoice and Network Computing magazine."

Competitive Local Services

Competitive Local services continued its growth. Revenue for the third quarter was $61.3 million, an increase of 40 percent over third quarter of 1998 and an increase of 11 percent sequentially.

Intermedia added 42,258 access lines in the quarter. 3,642 resale lines were pruned, bringing the total access lines in service at the end of the period to 446,291, a 43 percent increase versus third quarter 1998. At the end of the third quarter, 85 percent of the lines in service were on-switch.

"Our industry leading line side product, unifiedvoice.netSM, has been eagerly embraced by the marketplace," said Manning. "The benefits of this product are starting to materialize in our quarterly results and we expect further increases going forward."

Interexchange Services

Interexchange revenue was $59.9 million in the third quarter, a 16 percent decrease versus third quarter 1998, and down 7 percent sequentially.

"We have de-emphasized stand-alone long distance," said Manning. "This, in combination with industry pricing declines and our own focus on high value customers has lead to decreased top line long distance revenue results but improved margins."

Integration Services

Integration Services revenue for the third quarter of 1999 was $37.7 million, an increase of 28 percent versus third quarter of 1998 and an increase of 20 percent sequentially.

OUTLOOK

"Overall, the third quarter results exceeded analyst expectations," said Manning. "The results speak for themselves and we expect further improvements going forward."

"We believe our emphasis on data and Internet services will enable us to grow at rates which are substantially better than market averages," said Manning. "Our assets, focus and efforts are resulting in successful execution of our business plan."

EBITDA consists of earnings (net loss before minority interest) before interest expense, interest and other income, income taxes, depreciation, amortization and charges for in-process R & D and business restructuring, integration and other charges. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should not be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA presented herein may not be comparable to similarly titled measures used by other companies.

Forward Looking Statements

Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Intermedia's services, the ability of Intermedia to complete its restructuring and integration program, and the ability of the Company to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or regulatory conditions and the ability of Intermedia to successfully complete its Y2K remediation project. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's Form 10-K Annual Report for its fiscal year ended December 31, 1998, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

About Intermedia

Intermedia provides integrated solutions to business and government customers. These solutions include voice and data, local and long distance, and advanced network access services in major U.S. markets. Intermedia's enhanced data portfolio, including frame relay networking, ATM, and a full range of business Internet solutions and web hosting services, offers seamless end-to-end service virtually anywhere in the world.

Intermedia is one of the top 5 Internet services providers (ISPs) to businesses and is consistently rated at or near the top of all ISPs for network performance and customer services by such industry publications as Keynote and Boardwatch.

Intermedia is headquartered in Tampa, Florida. Intermedia can be found on the World Wide Web at www.intermedia.com.
                  ------------------

INTERNET USERS: Intermedia news releases, investor contacts and other useful information are available on Intermedia's website at www.intermedia.com. To
                                                     ------------------
receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of our website, and go to the "Request Information" link.

                        INTERMEDIA COMMUNICATIONS INC.
                             Financial Highlights
                                  (Unaudited)
                  (In thousands, except share and other data)


                                                              Three Months Ended                        Nine Months Ended
                                                                 September 30,                             September 30,
                                                    --------------------------------------      --------------------------------
                                                           1999                  1998               1999               1998
                                                    ------------------       -------------      -------------      -------------
Revenues:
  Local network services                            $           61,324       $      43,778      $     169,781      $     115,648
  Enhanced data services                                        75,688             477,585            202,456            126,790
  Interexchange services                                        59,910              71,552            191,852            199,049
  Integration services                                          37,744              29,438             93,188             77,882
                                                    ------------------       -------------      -------------      -------------
    Total revenues                                             234,668             192,353            657,277            519,369

Expenses:
  Network operations                                            96,113              83,778            284,017            243,337
  Facilities administration and maintenance                     26,871              74,935             72,678             48,503
  Cost of goods sold                                            23,850              19,014             59,155             49,923
  Selling, general and administrative                           75,580              59,482            203,996            162,231
  Depreciation and amortization                                 80,951              54,574            226,692            145,565
  Charge-off of purchased in process R & D                           -                   -                  -             63,000
  Business restructuring, integration
    and other charges                                            5,551               1,791             14,349             51,872
                                                    ------------------       -------------      -------------      -------------
    Total operating expenses                                   308,876             233,574            860,887            764,431
                                                    ------------------       -------------      -------------      -------------
  Loss from operations                                         (74,210)            (41,221)          (203,610)          (245,062)

Other income (expense):
  Interest expense                                             (70,106)            (53,942)          (201,508)          (151,101)
  Interest and other income                                      8,941               9,310             29,248             26,078
                                                    ------------------       -------------      -------------      -------------
Net loss before minority interest                             (135,375)            (85,853)          (375,870)          (370,085)
Minority interest in net loss of subsidiary                      2,608                   -              2,608                  -
                                                    ------------------       -------------      -------------      -------------
Net loss                                                      (132,767)            (85,853)          (373,262)          (370,085)
Preferred stock dividends and accretions                       (23,338)            (30,647)           (68,786)           (68,118)
                                                    ------------------       -------------      -------------      -------------
Net loss attributable to common stockholders        $         (156,105)      $    (116,500)     $    (442,048)     $    (438,203)
                                                    ==================       =============      =============      =============
Loss per common share:

Net loss attributable to common stockholders
  before charge for in-process R&D and
  restructuring                                     $            (2.97)      $       (2.44)     $       (8.54)     $       (7.71)
Charge for in-process R&D                                            -                   -                  -              (1.50)
Charge for business restructuring, integration
  and other charges                                              (0.11)              (0.04)             (0.29)             (1.24)
                                                    ------------------       -------------      -------------      -------------
Basic and diluted net loss per common share         $            (3.08)      $       (2.48)     $       (8.83)     $      (10.45)
                                                    ==================       =============      =============      =============

Weighted average shares outstanding basic
  and diluted                                               50,739,106          47,041,191         50,038,881         41,948,399

EBITDA (1)                                          $           12,252      $       15,144      $      37,431     $       15,375

Other Data:

                                                    September 30, 1999       June 30, 1999
                                                    ------------------       -------------
Local and Long Distance Services (2)
    Buildings (3)                                                4,390               4,374
    Voice switches in operation                                     27                  25
    Access line equivalents                                    446,291             407,675

Enhanced Data Services (2)
    Data switches in operation                                     176                 173
    Nodes in service (5)                                        46,083              42,741
    NNI connections                                                827                 793

    Employees                                                    4,575               4,252

(1) EBITDA consists of earnings (net loss before minority interest) before interest expense, interest and other income, income taxes, depreciation, amortization and charges for in-process R&D and business restructuring and integration expenses. EBITDA does not represent funds available for management's descretionary use and is not intended to represent cash flow from operations. EBITDA should not be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA presented herein may not be comparable to similarly titled measures used by other companies.
(2) Amounts reflected in the table are based upon information contained in the Company's operating records.
(3) Includes both on-net direct connections with intermedia-owned fiber optic cable and on-net extended connections with leased circuits.
(4) Calculated by dividing the number of on-switch access line equivalents by the number of switches providing local service.
(5) Amount represents an individual point of origination and termination of data served by the Company's enhanced network.